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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
HMS Holdings Corp.:


         We consent to incorporation by reference in the Registration Statements on Form S-3 (File No. 33-91518) and Forms S-8 (File Nos. 33-65560, 33-76638,
33-95326, 333-33706 and 333-77121) of HMS Holdings Corp. of our report dated February 28, 2003, with respect to the consolidated balance sheets of HMS Holdings Corp. and subsidiaries as of December 31, 2002 and 2001 and the related consolidated statements of operations, shareholders' equity and comprehensive income/(loss), and cash flows for the years ended December 31, 2002 and 2001, the two months ended December 31, 2000, and the year ended October 31, 2000 and the related financial statement schedule, which report appears in the December 31, 2002, Annual Report on Form 10-K of HMS Holdings Corp. Our report refers to the Company's adoption of the provisions of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets", in 2002. Our report also refers to the Company's adoption of the provisions of the Securities and Exchange Commission's Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements", in 2000.


KPMG LLP

Princeton, New Jersey
March 28, 2003